UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

September 28, 2011

Huntington Ingalls Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, VA		23607
(Address of principal executive offices)		(Zip Code)

(757) 380-2000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 28, 2011, the Board of Directors of Huntington Ingalls Industries, Inc. (the “Company”) set May 2, 2012 as the date for the Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”).

Rule 14a-8 Stockholder Proposals. Stockholder proposals intended to be included in the Company’s proxy materials for the Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than the close of business on November 17, 2011. Such proposals must be sent to Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607, Attention: Corporate Secretary and must comply with all the requirements of Rule 14a-8.

Advance Notice Deadline. In accordance with the requirements for advance notice in the Company’s bylaws, for director nominations or other business to be brought before the Annual Meeting by a stockholder, other than Rule 14a-8 proposals described above, written notice must be received by the Company no later than the close of business on December 19, 2011. Such notices must be sent to Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607, Attention: Corporate Secretary and must comply with all the requirements of the Company’s bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: October 14, 2011	By:	/s/ Bruce N. Hawthorne
Bruce N. Hawthorne
Corporate Vice President, General Counsel and Secretary